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                                                                 Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                                  BRYLANE INC.

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $0.01 per share of Brylane Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach ChaseMellon Shareholder Services LLC (the "Depositary") at or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                      CHASEMELLON SHAREHOLDER SERVICES LLC

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             By Mail:                           By Hand:                    By Overnight Courier:
       Post Office Box 3301            120 Broadway -- 13th Floor             85 Challenger Road
    South Hackensack, NJ 07606             New York, NY 10271               Mail Drop Reorg. Dept.
 Attn: Reorganization Department    Attn: Reorganization Department       Ridgefield Park, NJ 07660
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                     Facsimile Transmission: (201) 296-4293
    Confirmation of Facsimile Transmission by Telephone Only: (201) 296-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

              The Guarantee on the Reserve Side Must Be Completed

Ladies and Gentlemen:

The undersigned hereby tenders to Buttons Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Pinault-Printemps-Redoute S.A., a French societe anonyme, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 16, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which together with the Offer to Purchase, each as amended or supplemented from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share, of Brylane Inc. ("Shares") indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

          ------------------------------------------------------------

   Number of Shares:
   ----------------------------------------

   Share Certificate Numbers (if available):

   ------------------------------------------------------------

   ------------------------------------------------------------

   If Shares will be delivered by book-entry transfer at the Depository Trust Company, check box: [ ]

   Account
   Number
   --------------------------------------------------

------------------------------------------------------------
          ------------------------------------------------------------

   Name(s) of Record Holder(s):

   ------------------------------------------------------------

   ------------------------------------------------------------
                              PLEASE TYPE OR PRINT
   Address(es)
   ------------------------------------------------

   ------------------------------------------------------------

   ------------------------------------------------------------
                                                                     ZIP CODE
   Area Code and Telephone Number:

   ------------------------------------------------------------

   ------------------------------------------------------------

   ------------------------------------------------------------
                                  SIGNATURE(S)

   Dated:
   ----------------------------------------------, 1999
------------------------------------------------------------
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a recognized member of a Medallion Signature Guarantee Program or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby (a) represents that the above named person (i) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) or, in the case of book-entry, an Agent's Message (as defined in the Offer to Purchase) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) trading days (as defined in the Offer to Purchase) after the date of execution hereof.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL, CERTIFICATES FOR SHARES AND ANY OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.
--------------------------------------------------------------------------------

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  Name of Firm: -------------------------------------------       ---------------------------------------------------------
                                                                  AUTHORIZED SIGNATURE
  Address:
  -------------------------------------------------               Name:--------------------------------------------------
                                                                  PLEASE TYPE OR PRINT
-----------------------------------------------------------
  ZIP CODE                                                        Title:
                                                                  ---------------------------------------------------
  Area Code and
  Telephone Number: --------------------------------------        Dated:-------------------------------------------, 1999
-----------------------------------------------------------------------------------------------------------------------------
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NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
        DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF
        TRANSMITTAL.